                                  EXHIBIT 11
                          EXIGENT INTERNATIONAL, INC.
                       CALCULATION OF EARNINGS PER SHARE
              FOR THE NINE MONTHS ENDED OCTOBER 31, 1997 AND 1996

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
                                                   For the Nine Months
                                                    Ended October 31,
                                                 ------------------------
                                                    1997          1996
                                                 ----------    ----------
Primary Earnings per Share
--------------------------

Net Income                                       $  919,221    $  585,185
                                                 ==========    ==========

Weighted average number of shares outstanding 4,484,962 4,483,920 Effect of assumed exercise of outstanding stock
 options                                            224,506             -
                                                 ----------    ----------
Average number of shares assuming
 exercise of stock options                        4,709,468     4,483,920
                                                 ==========    ==========

Primary Earnings per Share                       $     0.20    $     0.13
                                                 ==========    ==========

Fully Diluted Earnings per Share
--------------------------------

Net Income                                       $  919,221    $  585,185
                                                 ==========    ==========

Weighted average number of shares outstanding 4,484,962 4,483,920 Effect of assumed exercise of outstanding stock
 options                                            316,057             -
                                                 ----------    ----------
Average number of shares assuming
 exercise of stock options                        4,801,019     4,483,920
                                                 ==========    ==========

Fully diluted earnings per share                 $     0.19    $     0.13
                                                 ==========    ==========
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